UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

GARRETT MOTION INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the unprecedented and ongoing market uncertainty resulting from the COVID-19 pandemic, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Garrett Motion Inc. (the “Company”) conducted a comprehensive review and redesign of the Company’s 2020 compensation program to more effectively motivate and retain key employees. On June 15, 2020, the Committee adopted the modified program, including approving a form of Continuity Award Agreement (the “Agreement”) and individual continuity award amounts for certain key employees, including each of the Company’s Named Executive Officers (“NEOs”).

Under the modified program, the NEOs will reduce their annual base salaries by 20% for the second quarter of 2020, as previously disclosed, and, pursuant to the Agreements, will forfeit, effective on July 1, 2020, participation in the Company’s 2020 short-term incentive compensation plan and 2020 equity compensation awards granted in March 2020. In addition, the Company granted the continuity awards, which for the NEOs will be paid on June 25, 2020 (the “Effective Date”) with an obligation to repay the full value of the award if the recipient’s employment is terminated by the Company for “cause” or by the recipient without “good reason” prior to the first anniversary of the Effective Date. The continuity award amounts for each of the NEOs are: Mr. Rabiller, $1,858,000; Mr. Bracke, $230,000; Mr. Balis, $537,000; Mr. Maironi, $604,000; Mr. Mabru, $543,000.

On the same date, the Nominating and Governance Committee also made changes to the Company’s non-employee director compensation program. Under the modified program, all non-employee director compensation will be paid in cash on a quarterly basis (with the annual equity grant for 2020 paid in equal portions cash in each of the third and fourth quarters) and reflect the previously disclosed 20% decrease in the directors’ regular annual cash retainer amount that was effective April 1, 2020.

The foregoing description of the Agreement and the continuity awards does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the form of Continuity Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Continuity Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

By:	/s/ Jerome Maironi
Jerome Maironi Senior Vice President, General Counsel and Corporate Secretary

Date: June 19, 2020